UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2019

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which registered
Common Stock, no par value	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 1, 2019, Rockwell Medical, Inc. (the “Company”) executed a Products Purchase Agreement (the “Purchase Agreement”) with DaVita Inc. (“DaVita”), with such agreement effective as of July 1, 2019. The Purchase Agreement supersedes and replaces that certain First Amended and Restated Products Purchase Agreement, effective as of  May 8, 2013 (as subsequently amended) by and between the Company and DaVita, which agreement expired effective as of July 31, 2019 (the “Prior Agreement”).

Pursuant to the Purchase Agreement, the Company will supply certain DaVita dialysis centers with dialysis acid concentrate (i.e., CitraPure® (Liquid and Dry Acid), Dri-Sate® Dry Acid or RenalPure® Liquid Acid) and bicarbonate (i.e., RenalPure® Bicarbonate Powder or Sterilyte® Liquid Bicarbonate) through December 31, 2023 (the “Initial Term”), subject to certain terms and conditions. The Purchase Agreement provides for an increase in the product sale prices relative to the prices charged for these products under the Prior Agreement. If, upon expiration of the Initial Term, the parties have not completed an extension or a new purchase agreement, the Purchase Agreement will continue in effect until terminated by either party with 90 days written notice or until the completion of an extension or new purchase agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: August 6, 2019	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer